EXHIBIT 99.1

Terra Tech Corp. CEO Selected as Panelist at Upcoming Industry Conferences

Derek Peterson to participate at the Cannabis World Congress & Business Expo and the Marcum Microcap Conference on June 15, 2017

Irvine, CA — June 8, 2017 – Terra Tech Corp. (OTCQX: TRTC) (“Terra Tech” or the “Company”), a vertically integrated cannabis-focused agriculture company, today announced its Chief Executive Officer, Mr. Derek Peterson, has been chosen as a panelist at both the Cannabis World Congress & Business Expo, and the 6th Annual Marcum Microcap Conference, to be held on Thursday, June 15, 2017 in New York City.

Mr. Derek Peterson, Chief Executive Officer of Terra Tech, commented, “Terra Tech has positioned itself to harness the growth in the legal cannabis market by establishing cultivation, extraction and retail operations across both the California and Nevada markets. As a result of the breadth of our operations, we have deep insight into the various complexities of the cannabis market, as well as keen awareness of the opportunities for innovative companies in the space. I am honored to be asked to speak about the future of cannabis at these conferences in order to increase Terra Tech’s exposure to investors, media and other key players in the industry.”

At the 2017 Marcum Microcap Conference, Mr. Peterson will speak on the panel “Up in Smoke? How to Invest in the Cannabis Industry” at 2:00PM Eastern Time on Thursday, June 15, 2017. The panelists will discuss the opportunities, the financial and legal hurdles, and the outlook for the cannabis industry under the new administration. Mr. Peterson will also deliver a presentation about Terra Tech Corp. at 3:00 p.m. Eastern Time the same day, which will offer the investment community an opportunity to hear the company’s business methodologies and latest corporate achievements, as well as the Company’s near and long term outlook. The presentation will be webcast live at http://wsw.com/webcast/marcum5/trtc or via the Company’s website at http://ir.terratechcorp.com/ir-calendar

At The Cannabis World Congress & Business Expo, Mr. Peterson will speak on the panel “Finding Rewards in a Risky Environment” at 10:00AM Eastern Time on Thursday, June 15, 2017. Throughout this session, the panelists will discuss opportunities that are currently in the marketplace as well as those on the horizon while navigating uncertainty in the market.

To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

About Terra Tech

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including: Blüm, IVXX Inc., Edible Garden, and MediFarm LLC. Blüm’s retail medical cannabis facilities focus on providing the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions. Blüm offers a broad selection of medical cannabis products including; flowers, concentrates and edibles through its Oakland, CA and multiple Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces medical cannabis-extracted products for regulated medical cannabis dispensaries throughout California. The Company’s wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Winn-Dixie, Raley's, Meijer, Kroger, and others throughout New Jersey, New York, Delaware, Maryland, Connecticut, Pennsylvania and the Midwest. Terra Tech’s MediFarm LLC subsidiaries are focused on medical cannabis cultivation and permitting businesses throughout Nevada.

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For more information about Terra Tech Corp visit: http://www.terratechcorp.com/

For more information about IVXX visit: http://ivxx.com/

For more information about Blüm Nevada visit: http://letsblum.com

For more information about Blüm Oakland visit: http://blumoak.com/

Visit us on Facebook @ https://www.facebook.com/terratechcorp/timeline

Follow us on Twitter @terratechcorp

Follow us on Instagram @socal_IVXX

For more information about Edible Garden visit: http://www.ediblegarden.com/

Visit Edible Garden on Facebook @ https://www.facebook.com/ediblefarms?fref=ts

Visit IVXX on Facebook @ https://www.facebook.com/ivxxbrand?fref=ts

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.'s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to Terra Tech Corp.'s (i) product demand, market and customer acceptance of its equipment and other goods, (ii) ability to obtain financing to expand its operations, (iii) ability to attract qualified sales representatives, (iv) competition, pricing and development difficulties, (v) ability to integrate GrowOp Technology Ltd. into its operations as a reporting issuer with the Securities and Exchange Commission, and (vi) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Terra Tech Corp.'s website does not constitute a part of this release.

Contact

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

212-896-1238

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